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                                                                    Exhibit 3.14

                            CERTIFICATE OF FORMATION

                                       OF

                              THE HADLEY GROUP LLC

     This Certificate of Formation of THE HADLEY GROUP LLC (the "Company"), dated the 30th day of November, 2000, is being duly executed and filed by the undersigned, as an authorized person, to form a limited liability company under the Delaware Limited Liability Company Act (the "Act").

     1.   The name of the company is "THE HADLEY GROUP LLC".

     2. The address of the office of the Company for purposes of Section 18-104(a)(1) of the Act is:

               1209 Orange Street
               Wilmington, DE 19801

     3. The name and business address of the Company's resident agent for service of process for purposes of Section 18-104(a)(2) of the Act is:

               The Corporation Trust Company
               1209 Orange Street
               Wilmington, DE 19801

     IN WITNESS WHEREOF, the undersigned has executed this Certificate of Formation as of the date above first written and hereby certifies, under penalties of perjury, that the facts stated above herein are true.

                                        THE HADLEY GROUP LLC


                                        By:  /s/ Kristine H.P. Hung
                                           -------------------------------------
                                           Kristine H.P. Hung, Authorized Person